IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE THIRD QUARTER
                      EARNINGS RELEASE ON OCTOBER 27, 2005;
           CONFERENCE CALL SET FOR OCTOBER 28, 2005 AT 10:00 A.M. (ET)


PITTSFIELD, MA, September 30, 2005 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the quarter ending September 30, 2005, at approximately 4:15 P.M. eastern time on Thursday, October 27, 2005.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Friday, October 28, 2005. President and Chief Executive Officer Michael
P. Daly and Chief Financial Officer Wayne F. Patenaude will discuss highlights of the Company's second quarter financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #171163
                                    (Both are needed to access the Replay)
         Replay Dates:              October 28, 2005 at 1:00 P.M. (ET) through
                                    November 4, 2005 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York and a representative office in New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

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MEDIA AND INVESTOR CONTACT:

WAYNE F. PATENAUDE
413-236-3195
WPATENAUDE@BERKSHIREBANK.COM